UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2023

Finward Bancorp
(Exact name of registrant as specified in its charter)

Indiana	001-40999	35-1927981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue Munster, Indiana	46321
(Address of principal executive offices)	(Zip Code)

(219) 836-4400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	FNWD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company                  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                  ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 6, 2023, Finward Bancorp (the “Bancorp”) announced that effective at the close of business on May 5, 2023, Leane E. Cerven, Executive Vice President, Chief Risk Officer, General Counsel, and Corporate Secretary, will be retiring from her role at the Bancorp and its wholly-owned bank subsidiary, Peoples Bank (the “Bank”). Ms. Cerven’s retirement is not related to any disagreement with the Bancorp regarding any financial, accounting, or other matters.

Effective upon Ms. Cerven’s retirement, Lynette M. Klemm, the current Director of Audit for the Bank, will replace Ms. Cerven as the Interim Chief Risk Officer for the Bancorp and the Bank, until such time as a permanent appointment may be made. Ms. Klemm, who is 55 years old, has served as the Bank’s Director of Audit since March 29, 2021. Prior to her position at the Bank, Ms. Klemm was Senior Vice President and Director of Audit at Old Second National Bank in Aurora, Illinois. She has worked in Internal Audit in the banking industry for 34 years. Ms. Klemm is a Certified Bank Auditor, Certified Financial Services Auditor, and Certified Risk Professional. Ms. Klemm did not enter into any plan, contract, or arrangement in connection with her appointment as the Interim Chief Risk Officer.

There is no arrangement or understanding between Ms. Klemm and any other persons or entities pursuant to which Ms. Klemm was appointed as the Interim Chief Risk Officer of the Bancorp. There is no family relationship between Ms. Klemm and any member of the Board of Directors of the Bancorp or any executive officer of the Bancorp, and there are no transactions between the Bancorp and Ms. Klemm that require disclosure under Item 404(a) of Regulation S-K.

On January 6, 2023, the Bancorp issued a press release announcing Ms. Cerven’s retirement and the appointment of Ms. Klemm as the Interim Chief Risk Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Forward-Looking Statements

This report may contain forward-looking statements regarding the financial performance, business prospects, growth, and operating strategies of the Bancorp.  For these statements, the Bancorp claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this report should be considered in conjunction with the other information available about the Bancorp, including the information in the filings the Bancorp makes with the SEC.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include: changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of the Bancorp’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.  Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Bancorp’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov).  All subsequent written and oral forward-looking statements concerning the Bancorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.  Except as required by law, the Bancorp does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release dated January 6, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finward Bancorp
Date: January 6, 2023

	By:	/s/ Peymon S. Torabi
Printed Name: Peymon S. Torabi
Title: Executive Vice President, Chief Financial Officer and Treasurer